Exhibit 99.3

Bullish Business Update Transcript – 8 March 2022

Brendan Blumer

Hi, my name is Brendan Blumer, Founder and Chairman of Bullish, and I’m here with Tom Farley and Dave Bonanno from Far Peak – a New York Stock Exchange listed SPAC that Bullish has principally agreed to combine with. Following a successful closing of this transaction, Tom and Dave will both be joining the Bullish management team as CEO and CFO, respectively.

I’m so excited about this combined team, and the depth of talent we have coming together, that bridges both digital assets innovation with regulated exchange operations execution.

Two years ago, we set out to create a new exchange platform that leveraged proprietary liquidity pools to vertically integrate portfolio management and market making directly into the fabric of the exchange architecture itself. By augmenting this new design with high-performance central limit order book, we were able to create a platform that allows users to deploy assets into balanced portfolios, and then share in the subsequent trading fees and market making profits, all within a compliant environment, for the first time.

Today our goal is to provide you with an update on our exciting performance since launch, and more details on our measurable progress.

Tom Farley

Hello, my name is Tom Farley and I’m the CEO of Far Peak Acquisition Corporation. Far Peak and Bullish have announced an agreement to complete a business combination that, subject to Far Peak shareholder approval and other conditions, is expected to be completed in the second quarter of 2022. Following the closing, I will become CEO and Dave will become CFO of Bullish.

We’re excited to provide you with an update on Bullish and highlight the many milestones already achieved during its brief history.

For those of you who are new to the company, Bullish operates a regulated, global cryptocurrency exchange for both institutional and retail customers.

Similar to the NYSE, London Stock Exchange and every other world-class exchange you can think of, the Bullish Exchange is a central marketplace that lists all of the offers to buy and sell assets on a central limit order book – and does so with reliability, security and speed.

But what really sets Bullish apart, is that it combines these traditional exchange elements with the most exciting innovation in DeFi: automated market maker technology, which we also refer to as Liquidity Pools.

These Liquidity Pools allow Bullish to provide customers with both greater liquidity to trade in all market environments, as well as with the opportunity to deposit funds alongside Bullish in the Liquidity Pools to earn a return on their assets.

In other words, Bullish is the world’s only exchange – crypto or otherwise – that couples the centralized aspects of a traditional exchange, with DeFi-originated liquidity pool architecture.

Slide 1 – Building a track record of execution

In July of 2021, when we announced the Far Peak/ Bullish transaction, Bullish shared its aspirational list of key milestones for the remainder of the year.

We are pleased to tell you now, that Bullish has turned these aspirations into reality.

First, Bullish successfully launched a private pilot for institutional and retail traders.

Bullish learned a lot from the over 3,000 traders who participated globally, collaborating with them to enhance the platform and their user experience.

Second, in November, Bullish obtained a DLT, or Distributed Ledger Technology license from the Gibraltar Financial Services Commission, elevating Bullish as a fully regulated cryptocurrency exchange.

Third, shortly after securing its regulated status, Bullish successfully launched the exchange to select institutional customers only in available jurisdictions.

Fourth, concurrent with the launch of the exchange, Bullish used its own balance sheet to hydrate its liquidity pools – which now total approximately $3 billion of fiat and digital assets.

Lastly, and importantly, at the end of the year Bullish expanded exchange access to eligible individual customers alongside institutions in select jurisdictions within Asia-Pacific, Europe, Africa and Latin America. All customers go through a rigorous but efficient KYC, anti-money laundering and customer screening process before being onboarded to the exchange.

From that point on, Bullish’s momentum has only accelerated, achieving several impressive milestones, including hitting over $10 billion in total trading volumes less than three months after launching.

Slide 2 – Bullish Exchange volumes and revenues are growing rapidly

Only three months since the Bullish Exchange launched, total trading volumes have been strong and growing steadily.

Operating during a variety of market conditions over these last three months has showcased how Bullish can provide stability and deep liquidity for customers in different types of environments.

On the left hand side of this slide, you can see that the monthly average daily trading volumes have been consistently growing and currently stand at over $200 million.

On the right, annualized monthly revenue has also continued to grow steadily, to almost $100 million. You can also see an increase in spreads captured over the period.

We are not aware of another exchange with volume and revenue growth on this scale in the first full three months of operations.

Slide 3 – BTC Spot Volumes – Monthly Comparison

So, how does this compare to the other leading exchanges?

Well, if you look at spot volumes for the BTC /USD currency pair, the industry standard and most traded pair, Bullish has managed to leapfrog several of its more established peers and has already become a top cryptocurrency exchange based on daily volumes for this pair.

We believe Bullish’s attractive fee structure, tight trading spreads driven by its deep liquidity pools and growth in non-Bitcoin trading pairs such as Ethereum / USD, create a competitive advantage in the market.

We are extremely encouraged by the performance of the Bullish exchange over the last few months and are very excited about the future of Bullish following the completion of our business combination.

We believe Bullish offers a leading platform built by a best-in-class team that provides unmatched liquidity in a fully regulated, secure and compliant exchange.

David Bonanno

Slide 4 – How Bullish generates revenue

I’m David Bonanno, CFO of Far Peak Acquisition Corporation. Many investors have asked for greater granularity regarding how Bullish generates revenue, so let’s take a moment to unpack that.

First, fees on the liquidity pools.

At the highest level, Bullish’s revenue is produced through fees generated by its liquidity pools.

These fees are then redistributed to the liquidity pool depositors, including Bullish, after a portion is paid to the Bullish Exchange.

Currently, the liquidity pools produce four revenue streams that span the breadth of activity across the exchange.

The largest liquidity pool revenue stream comes from spreads charged for trades made against the Bullish Liquidity Pools.

This spread is comprised of a fixed base fee, as well as a variable component, which we call a dislocation fee that fluctuates with changes in market conditions.

This dislocation fee allows Bullish to apply “value-based pricing” to trades made against the liquidity pools in volatile market conditions, to reflect the immutable nature of these bids and asks.

Second, in a situation where someone isn’t trading against the liquidity pools but instead is trading peer-to-peer, Bullish generates revenue through a transaction fee charged on these trades.

Bullish only charges a fixed fee on peer-to-peer transactions and does not apply the additional variable dislocation fee to these trades.

Third, through its liquidity pools, Bullish earns interest charged on margin loans provided to customers.

The proprietary liquidity pool design increases capital efficiency for depositors by making idle assets in the pools available for margin trading.

This unique feature helps maximize customers’ profit potential while also generating additional revenue for the liquidity pools.

Fourth, similar to other crypto exchanges, Bullish charges customers a fixed withdrawal fee.

We have provided an appendix as part of this presentation to better illustrate the flows of these revenue streams between the Exchange and liquidity pool depositors, including Bullish.

Bullish Flywheel / Final points

We believe that Bullish’s potential for continued success is rooted in the interconnected nature of the fundamental drivers of the Bullish Exchange and the self-reinforcing loop created by providing value back to asset holders.

We believe the core fundamental driver of success for the Bullish Exchange will be the returns generated by its liquidity pools, both for its own capital as well as for third-party depositors.

The positive results and momentum generated by the Bullish Exchange in only its first few months after coming online underpin our strong belief and how it is exceptionally positioned for future growth.

New token listings, geographic expansion, new products including a few exciting initiatives already in development, and M&A, have the potential to further strengthen Bullish’s position in the marketplace.

Tom Farley

So why exactly does all this matter?

Anyone that understands the trading world knows that the primary determinant of whether an exchange is successful is the quantity of bids and offers it consistently generates in moments of calm as well as turbulent moments, within the tightest range, around the current market price.

That, is the definition of liquidity, and exchanges win out in the end because liquidity provides the ability for market participants to transact at the lowest possible cost.

The Bullish Exchange can offer robust liquidity because of its unique, innovative platform and multi-billion-dollar balance sheet, and we believe this puts it on track to win in the long run.

Thanks so much for taking the time to learn more about Bullish. We look forward to discussing these opportunities in greater detail over the coming quarters.